                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             HASKEL INTERNATIONAL, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          [HASKEL INTERNATIONAL LOGO]

                                                              September 19, 1996






Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Haskel International, Inc. which will be held at the Holiday Inn, 150 East Angeleno Street, Burbank, California 91502, on Monday, October 21, 1996 at 10:00 a.m. local time.

         The Notice of Annual Meeting and Proxy Statement are included with this letter. The matters listed in the Notice of Annual Meeting are more fully described in the Proxy Statement.

         It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. YOU ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, OF COURSE, WITHDRAW YOUR PROXY SHOULD YOU WISH TO VOTE IN PERSON.

         Thank you for your cooperation.

                                                       Sincerely,

                                                       /s/ Edward Malkowicz

                                                       Edward Malkowicz
                                                       Chairman of the Board

                           HASKEL INTERNATIONAL, INC.
                              100 EAST GRAHAM PLACE
                            BURBANK, CALIFORNIA 91502


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                                              September 19, 1996


         The Annual Meeting of Shareholders of Haskel International, Inc. will be held on October 21, 1996 at 10:00 A.M. at the Holiday Inn, 150 East Angeleno Street, Burbank, California 91502, for the following purposes:


                  1. Election of seven directors, consisting of three Class A directors and four Class B directors, to serve on the Company's Board of Directors until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

                  2.       Approval of amendments to the 1995 Formula Stock
                           Option Plan;

                  3. Ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors; and

                  4. Such other business as may properly come before the meeting or any adjournments or postponements thereof.


         The Board of Directors has fixed September 16, 1996 as the record date for determining the shareholders entitled to receive notice of and to vote at the meeting.

         All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please mark, sign, date and return promptly the enclosed proxy card in the stamped return envelope provided.


                                        By Order of the Board of Directors,

                                        /s/ Lonnie D. Schnell

                                        Lonnie D. Schnell
                                        Secretary

                           HASKEL INTERNATIONAL, INC.
                              100 EAST GRAHAM PLACE
                            BURBANK, CALIFORNIA 91502

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 21, 1996


GENERAL INFORMATION

         This proxy statement (the "Proxy Statement") and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Haskel International, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Holiday Inn, 150 East Angeleno Street, Burbank, California, 91502, on October 21, 1996 at 10:00 a.m. local time and any adjournments or postponements thereof. The Company's Annual Report to Shareholders for the fiscal year ended May 31, 1996, including financial statements and other information concerning the Company, is also enclosed for your information. The Company anticipates that the Proxy Statement and the enclosed proxy will first be mailed or given to its shareholders on or about September 19, 1996.

         A proxy may be revoked by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance in person at the Annual Meeting does not itself revoke an otherwise valid proxy; however, any shareholder who attends the Annual Meeting may orally revoke his or her proxy at the Annual Meeting and vote in person. All properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted for the election of the three Class A and four Class B nominees, as the case may be, as directors, and for Proposals 2 and
3. Management is not aware at the date hereof of any other matters to be presented at the Annual Meeting; however, if any other matter is properly presented, the proxyholders will vote in their sole discretion upon such other matter.

         The cost of this solicitation of proxies will be borne by the Company. Proxies will be solicited by the Company principally through use of the mail, but directors, officers and regular employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Such persons will not be specially compensated for such services. The Company may reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable charges and expenses in forwarding proxy materials to beneficial owners.


VOTING SECURITIES

         Only shareholders of record at the close of business on September 16, 1996 will be entitled to vote at the Annual Meeting. On that date, there were 4,688,230 shares of the Company's Class A and 40,000 shares of Class B Common Stock outstanding. Each share of Common Stock is entitled to one vote. The holders of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote will constitute a quorum at the Annual Meeting. Abstentions and shares held by brokers that are present but not voted because the brokers had no discretionary authority with respect to such shares ("broker non-votes") will be counted as being present for purposes of determining a quorum.

PRINCIPAL SHAREHOLDERS

         The following table sets forth information with respect to each person who, as of July 31, 1996 is known by the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock:

                                     Class A Common Stock          Class B Common Stock
                                     --------------------          --------------------
                                     Amount and                    Amount and                    Percent of
                                     Nature of       Percent       Nature of       Percent        Combined
Name and Address of                  Beneficial         of         Beneficial         of           Voting
Beneficial Owner                     Ownership       Class(1)      Ownership       Class(1)       Power(2)
- ----------------                     ---------        ------       ---------        ------         ------

Hayman Family Trusts                 1,584,477(3)      33.8%        40,0003       100.0%           34.4%
c/o The Boston Company
300 S. Grand Avenue Suite 1200
Los Angeles, CA 90071

Maury S. Friedman                      447,000(4)       9.5%            --           --            9.5%
29480 Bertrand Street
Agoura Hills, CA 91301

Haskel, Inc. Profit Sharing Plan       259,607          5.5%            --           --            5.5%
Citizens Bank, Trustee
225 East Colorado Blvd.
Pasadena, CA 91101

- -------------------------

         (1) Included as outstanding for purposes of these calculations with respect to the Class A Common Stock were 4,688,230 shares of Class A Common Stock outstanding as of May 31, 1996 plus, in the case of a particular person, the shares of Class A Common Stock subject to currently exercisable options (which are deemed to include options exercisable within 60 days after August 16, 1996) held by that person, which options are specified by footnote. Other than as described in the preceding sentence, shares upon exercise of outstanding options are not deemed to be outstanding for purposes of these calculations. Included as outstanding for purposes of these calculations with respect to the Class B Common Stock were 40,000 shares of Class B Common Stock outstanding as of May 31, 1996.

         (2) Represents the combined voting power of the shares of Class A Common Stock and Class B Common Stock beneficially owned by the persons named as a percent of the aggregate combined voting power of all outstanding shares of Common Stock.

         (3) All of the shares shown are owned beneficially and of record by eight irrevocable trusts. Sandra Nelson is the beneficiary of three of the trusts, Sheryl L. Everett the beneficiary of three of the trusts, and Rick Meeker Hayman the beneficiary of two of the trusts. The trustees of two of the trusts of which Sandra Nelson is the beneficiary, two of the trusts of which Sheryl L. Everett is the beneficiary and the two of the trusts of which Rick Meeker Hayman is the beneficiary are The Boston Safe Deposit and Trust Company of California ("The Boston Company"), Sandra Nelson and Sheryl L. Everett. The Boston Company has two votes and each of the other trustees has one vote in determining action to be taken by each of these six trusts with respect to the shares held by each such trust. The Boston Company is sole trustee for each of the other two trusts, one of which Sandra Nelson is the beneficiary and one of which Sheryl L. Everett is the beneficiary. Excludes 25,450 and 41,145 shares as to which Sandra Nelson and Sheryl L. Everett, respectively, have sole voting and dispositive power; and 41,145 shares which are held in trust by another trustee, and with respect to which Rick Meeker Hayman is the beneficiary, and has sole voting and dispositive power.

         (4) Includes 440,000 shares owned beneficially and of record by the Friedman Family Trust, of which Maury S. Friedman and Lisa E. Friedman are co-trustees, and 7,000 shares owned by Mr. Friedman as custodian for his minor children.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 31, 1996, by (i) each director and nominee for director, (ii) each of the executive officers named in the Summary Compensation Table, and (iii) all directors and executive officers as a group. Except as otherwise noted, and subject to applicable community property and similar laws, each person named has sole voting and investment power with respect to the Common Stock shown as beneficially owned.


                                                                        Class A Shares        Percent
                                                                         Beneficially           of
Name and Address                   Title                                      Owned            Class
- ----------------                   -----                                --------------        -------

R. Malcolm Greaves                 President, Chief Executive               117,600(1)         2.5%
100 East Graham Place              Officer and Director
Burbank, CA 91502

Robert A. Smith                    Executive Vice President and              10,000(2)           *
100 East Graham Place              President - Industrial Products
Burbank, CA 91502                  Group

James C. Minyard                   Formerly President - Electronic           10,400(3)           *
1874 Dunnigan Street               Products Group and President of
Camarillo,  CA 93010               MGE

Maury S. Friedman                  Formerly Executive Vice                  447,000(4)         9.5%
29480 Bertrand Street              President, President - Electronic
Agoura Hills,  CA 91301            Products Group and Director

Lonnie D. Schnell                  Chief Financial Officer and                7,500(5)           *
100 East Graham Place              Secretary
Burbank, CA 91502

Edward Malkowicz                   Chairman of the Board and                 21,400(6)           *
100 East Graham Place              Director
Burbank, CA 91502

Marvin L. Goldberger               Director                                  50,155(7)         1.1%
100 East Graham Place
Burbank, CA 91502

Marvin Goodson                     Director                                 178,910(8)         3.8%
100 East Graham Place
Burbank, CA 91502

Stanley T. Myers                   Director                                   3,400(9)           *
100 East Graham Place
Burbank, CA 91502

Terrence A. Noonan                 Director                                   1,000              *
100 East Graham Place
Burbank, CA 91502

William L. Slover                  Director                                  32,000(10)          *
100 East Graham Place
Burbank, CA 91502

All directors and executive
officers as a group (11 persons)                                            879,365(11)       18.8%


         *  Denotes beneficial ownership of less than 1%.

                            [Footnotes on next page]

- --------------------------

       (1) Includes 114,600 shares issuable upon exercise of options exercisable within 60 days of August 16, 1996.

       (2) Includes 10,000 shares issuable upon exercise of options exercisable within 60 days of August 16, 1996.

       (3) Includes 10,000 shares issuable upon exercise of options exercisable within 60 days of August 16, 1996. Mr. Minyard was terminated as an employee of the Company and MGE on July 1, 1996.

       (4) Includes 440,000 shares owned beneficially and of record by the Friedman Family Trust, of which Mr. Friedman is a co-trustee; and 7,000 shares owned by Mr. Friedman as custodian for his minor children. Mr. Friedman resigned as a director of the Company in January 1996 and as President - Electronic Products Group in April 1996. He currently serves as a consultant to MGE.

       (5) Includes 6,000 shares issuable upon exercise of options exercisable within 60 days of August 16, 1996.

       (6) Includes 10,400 shares issuable upon exercise of options exercisable within 60 days of August 16, 1996.

       (7) Includes 11,155 shares owned beneficially and of record by the Marvin and Mildred Goldberger Family Trust, of which Dr. Goldberger is a co-trustee; and 39,000 shares issuable upon exercise of options exercisable within 60 days of August 16, 1996.

       (8) Includes 26,800 shares owned beneficially and of record by the Goodson and Wachtel Professional Corporation Profit Sharing Plan, of which Mr. Goodson is a co-trustee; 81,110 shares owned beneficially and of record by the Marvin and Mae Goodson Family Trust, of which Mr. Goodson is a co-trustee; and 71,000 shares issuable upon exercise of options exercisable within 60 days of August 16, 1996.

       (9) Includes 2,400 shares issuable upon exercise of options exercisable within 60 days of August 16,1996.

      (10) Includes 5,000 shares owned beneficially and of record by the Slover Family Trust, of which Mr. Slover is a trustee; and 27,000 shares issuable upon exercise of options exercisable within 60 days of August 16, 1996. Mr. Slover is not standing for re-election as a director at the 1996 Annual Meeting of Shareholders.

      (11) Includes 290,400 shares issuable upon exercise of options exercisable within 60 days of August 16, 1996.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


         In accordance with the Company's Bylaws, at the Annual Meeting seven directors are to be elected to serve until the next Annual Meeting of Shareholders and until the election and qualification of their successors. Three directors are elected by the holders of Class A Common Stock voting as a class and four directors are elected by the holders of Class B Common Stock voting as a class. Holders of Class A Common Stock may vote only for Class A nominees and holders of Class B Common Stock may vote only for Class B nominees. The three Class A nominees and the four Class B nominees receiving the highest number of affirmative votes of the shares entitled to vote for the respective class of nominees shall be elected directors. Abstentions and broker non-votes will have no effect on the outcome of the vote. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees of the respective class named below, all of whom are currently directors of the Company. If any of the listed nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for such person or persons as the proxyholders may designate. The Board of Directors has no reason to believe that any of the nominees will be unable or decline to serve as a director.


NOMINEES FOR ELECTION AS DIRECTOR

         Set forth below is certain information with respect to each director as of July 31, 1996 and each person nominated for election as a director.

Name                          Age    Position with Company
- ----                          ---    ---------------------

R. Malcolm Greaves *           57    President, Chief Executive Officer and Director
Edward Malkowicz *             56    Chairman of the Board and Director
Dr. Marvin L. Goldberger *     74    Director
Marvin Goodson **              77    Director
Stanley T. Myers **            59    Director
Terrence A. Noonan **          58    Director

         *  Nominee as Class A director
         ** Nominee as Class B director


        R. Malcolm Greaves was appointed President and Chief Executive Officer of the Company on February 14, 1996. He joined HESL as General Manager in January 1989 and was appointed Managing Director of HESL in June 1990. Mr. Greaves has served as a director of the Company since September 1990. Between January 1994 and February 1995, he served as Executive Vice President in charge of worldwide pump operations, after serving as Vice President, Chief Operating Officer for Europe, the Middle East, India and Africa from April 1993.

         Edward Malkowicz has been a director of the Company since November 1994. He was elected Chairman of the Board in April 1995. Between 1992 and May 1995, Mr. Malkowicz taught business courses at Riverside College in Riverside, California.

         Marvin L. Goldberger, Ph.D., has been a director of the Company since 1982. Since January 1993, Dr. Goldberger has been a professor of physics at the University of California, San Diego. From September

1991 through December 1992 he was a professor of physics at the University of California, Los Angeles, and from 1987 through July 1991 he served as the Director of the Institute for Advanced Studies at Princeton, New Jersey. Dr. Goldberger served as a director of General Motors from January 1981 through June 1993 and is currently a member of the General Motors Corporate Advisory Council. He is currently Dean of Natural Sciences, University of California, San Diego and President Emeritus of the California Institute of Technology. Dr. Goldberger is presently serving as a Class B director and has been nominated as a Class A director.

         Marvin Goodson has been a director of the Company since 1971. Mr. Goodson is a founder and has been a member of the law firm of Goodson and Wachtel A Professional Corporation and its predecessors since 1952 and has been counsel to the Company and its predecessors since 1952.

         Stanley T. Myers has been a director of the Company since November 1994. Mr. Myers has served as President and Chief Executive Officer of Siltec Corporation, a manufacturer of strategic silicon and epitaxial materials for the semiconductor industry, since November 1985.

        Terrence A. Noonan has been a director of the Company since May 10, 1996. Since June 1991, Mr. Noonan has also served as President of Furon Company, a manufacturing company specializing in polymer components. He is also a member of the Board of Directors of Furon Company.

         Of the four Class B members of the Board to be elected by the holders of Class B Common Stock, only three nominees have been proposed at this time. The holders of Class B Common Stock shall be entitled to vote for a fourth Class B director at the Annual Meeting of Shareholders. If no such person is elected by the holders of Class B Common Stock at the Annual Meeting of Shareholders, the vacancy may be filled by the newly-elected directors pursuant to California law and the Bylaws of the Company.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE CLASS A NOMINEES BY THE HOLDERS OF CLASS A COMMON STOCK AND EACH OF THE CLASS B NOMINEES BY THE HOLDERS OF CLASS B COMMON STOCK.


COMPENSATION OF DIRECTORS

         Each of the Company's directors who is not an employee of the Company (Messrs. Goldberger, Goodson, Malkowicz, Myers, Noonan, and Slover) receives an annual fee of $24,000, payable in monthly installments. The Company does not pay its employee directors any fee for their services as directors, except that Mr. Malkowicz was an employee director through March 1996 and received directors fees of $2,000 per month during that period. Subsequent to March 1996, Mr. Malkowicz's status changed to a non-employee director. Each non-employee director, including Mr. Malkowicz for the period he was an employee director, receives reimbursement for out-of-pocket expenses, and $500 for each committee meeting in which he otherwise participates. Directors who chair a Board committee receive $750 per meeting. During fiscal 1995 and 1996, Mr. Slover received fees of $26,600 and $27,800, respectively, for special consulting services provided to the Company, on an "as requested" basis, in connection with financial matters and inventory controls. Mr. Slover is not standing for re-election as a director at the 1996 Annual Meeting of Shareholders. During fiscal 1996, Mr. Goodson received fees of $9,500 for special consulting services provided to the Company, on an "as requested" basis, in connection with business matters not involving legal advice.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company held eight meetings during fiscal 1996. All of the incumbent directors attended at least 75% of the aggregate of the total meetings of the Board of Directors and each committee of the Board on which they served during fiscal 1996.

         During fiscal 1996, the Board of Directors of the Company had four standing committees: the Audit Committee (currently comprised of Messrs. Goodson, Greaves, Malkowicz and Slover), the Compensation Committee (currently comprised of Messrs. Goldberger, Greaves, Myers and Noonan), the Stock Option Committee (currently comprised of Messrs. Goldberger, Goodson, Myers and Slover), and the Environmental Committee (currently comprised of Messrs. Goodson, Greaves and Slover). The Audit Committee held five meetings, the Compensation Committee held four meetings, the Stock Option Committee held three meetings and the Environmental Committee held three meetings during fiscal 1996.

         The Audit Committee reviews the independence, professional services, fees, plans and results of the independent auditors' engagement and recommends their retention or discharge to the Board of Directors. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation, bonuses, benefits and option grants for executive officers and key employees. The Stock Option Committee administers the 1995 Incentive Stock Option Plan, including the granting of options thereunder. The Environmental Committee is responsible for establishing the Company's environmental policies and programs and for monitoring, with the assistance of environmental engineers, consultants and counsel, the Company's compliance with such policies and applicable laws and regulations. Each committee makes recommendations to the Board of Directors for further action by it. Except for the Stock Option Committee, which acts independently, each of the committees performs such other duties as may be assigned to it by the Board of Directors, but is not delegated any authority to act on behalf of the Board of Directors. The Board of Directors does not maintain a standing Nominating Committee, and the Board of Directors as a whole acts upon matters that would otherwise be the responsibility of such a committee.

EXECUTIVE OFFICERS

         As of July 31, 1996, the executive officers of the Company were as follows:

         R. Malcolm Greaves, Executive Vice President. Biographical information regarding Mr. Greaves is set forth above under "Nominees for Election as Director."

         Edward Malkowicz, Chairman of the Board. Biographical information regarding Mr. Malkowicz is set forth above under "Nominees for Election as Director."

         Robert A. Smith, 55, joined the Company as President - Industrial Products Group in February 1995 and has also served as an Executive Vice President of the Company since November 1995. From February 1991 through February 1995, Mr. Smith was employed by Puroflow, Inc. and its affiliates, including Puroflow Corp. (where he served as President and a director from February 1991 to October 1992), and Engineered Filtration Company (where he served as President from October 1992 to January 1994). Mr. Smith has also served as a director of Industrial Tools Inc. since 1978 and served as its President from January 1994 to February 1995. These companies are manufacturers of filtration and machining systems used, among other things, in airbags. Mr. Smith is currently Vice Chairman of the Board of Puroflow, Inc.

         Doranda Frison, 44, joined the Company on July 8, 1996 as President - Electronic Products Group and President of MGE. Ms. Frison had previously served as Vice President Sales/Marketing of MGE from January 1989 to August 1994. From October 1994 through July 1996, she served as a sales and marketing consultant to various telecommunications and technology companies, primarily AT&T's Western Region operations.

        Lonnie D. Schnell, 47, joined the Company as Chief Financial Officer and Secretary in November 1994. From August 1990 through October 1994, Mr. Schnell was Vice President and Controller of Teleflex Control Systems, Inc., an electromechanical actuator and cargo handling business.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company incurred attorneys' fees in the amounts of approximately $358,000 in fiscal 1996 in connection with services provided by the firm of Goodson and Wachtel A Professional Corporation. That firm continues to provide legal services to the Company. Marvin Goodson, a director and shareholder of the Company, is a principal with that law firm. In addition, that firm represents the Hayman Family Trusts and the Haskel, Inc. Profit Sharing Plan. (See "Principal Shareholders".)


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific filing deadlines of these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended May 31, 1996. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended May 31, 1996 and Forms 5 and amendments thereto furnished to the Company with respect to the fiscal year ended May 31, 1996, and written representations, all of these filing requirements have been satisfied, except that Maury S. Friedman, formerly a director, President Electronic Products Group, and Executive Vice President, made two late filings on Form 4, each relating to one transaction. All such filings have been made as of the date hereof.

EXECUTIVE COMPENSATION

         The following table sets forth the annual compensation paid by the Company, together with long term and other compensation, for each of the last three fiscal years to its Chief Executive Officer and to each of its executive officers whose total salary and bonus from the Company exceeded or equaled $100,000 in fiscal 1996 (the "Named Executive Officers"):

                                         Summary Compensation Table
                                         --------------------------

                                                   Annual Compensation          Long-Term Compensation
                                            ----------------------------------  ----------------------
                                                                                Awards
                                                                                ------
                                                                      Other                       All
                                                                      Annual     Securities      Other
                                                                     Compen-     Underlying     Compen-
Name and Principal Position      Year       Salary ($)   Bonus ($)  sation ($)   Options (#)   sation ($)
- ---------------------------      ----       ----------   ---------  ----------   -----------   ----------
R. Malcolm Greaves(1)            1996       $165,200(2)  $110,000          --      43,000(3)    $29,500(4)
President and Chief Executive    1995        151,680(2)    20,000          --          --
Officer                          1994        123,333(2)    50,000          --      60,000(5)     34,878(4)
                                                                                                 23,508(4)

Robert A. Smith                  1996        157,390       75,000                  50,000(3)         --
Executive Vice President and     1995         34,038           --     $   731(6)       --            --
President - Industrial           1994             --           --          --          --            --
Products Group                                                             --

James C. Minyard(7)              1996        104,700       25,000       7,800(6)   30,000(8)         --
Formerly President -             1995             --           --          --          --            --
Electronic Products Group        1994             --           --          --          --            --

Maury S. Friedman(9)             1996        240,500       35,000          --          --       45,4001(0)
Formerly Executive Vice          1995        240,000       60,000          --      60,000(5)         --
President and President -        1994        124,000       60,000          --          --            --
Electronic Products Group

Edward Malkowicz(11)             1996        135,000           --      12,000(6)   24,000(12)
Chairman of the Board            1995         13,270           --                  12,000(5)    34,000(13)
                                 1994             --           --      1,9261(4)       --       16,000(13)
                                                                           --                       --

Lonnie D. Schnell                1996        106,000       40,000      1,5376      30,000(3)        --
Chief Financial Officer and      1995         49,900        6,000          --          --           --
Secretary                        1994             --           --          --          --           --

- --------------------------

        (1) Mr. Greaves was appointed President and Chief Executive Officer on February 14, 1996.

        (2) A portion of Mr. Greaves' salary in the amount of $108,000 in fiscal 1994, $114,480 in fiscal 1995, and $111,600 in fiscal 1996 was paid in English Pounds, and has been converted at the estimated average exchange rate of (pound)1 to $1.50 in effect during fiscal 1994, $1.59 in effect during fiscal 1995, and $1.55 in effect during 1996.

        (3) Options granted under the Company's 1995 Incentive Stock Option
Plan.

        (4) Company's contribution to HESL Pension Plan.

        (5) Options granted under the Company's Nonqualified Stock Option Plan.

        (6) Automobile allowance.

        (7) Mr. Minyard served as President - Electronic Products Group from April 1, 1996 to July 1, 1996, on which date his employment was terminated. Mr. Minyard also served as President of MGE from August 1, 1994 to July 1, 1996.

        (8) Options granted under the Company's 1989 Incentive Stock Option
Plan.

                        [Footnotes continue on next page]

         (9) Mr. Friedman served as Chairman of the Board and Chief Executive Officer from November 22, 1994 to April 11, 1995, President-Electronic Products Group from April 12, 1995 to March 31, 1996 and Executive Vice President of the Company from November 22, 1995 to March 31, 1996, on which date he resigned.

         (10) Represents consulting fees paid to Mr. Friedman subsequent to his resignation as an officer of the Company on March 31, 1996.

         (11) Mr. Malkowicz also served as an executive officer from April 12, 1995 to February 14, 1996.

         (12) Options granted under the Company's 1995 Incentive Stock Option Plan, net of forfeitures pursuant to the terms of the related stock option agreement.

         (13) Consisting of $12,000 in director's fees and $4,000 in aggregate committee fees in fiscal year 1995 and $24,000 in director's fees and $10,000 in aggregate committee fees in fiscal year 1996.

         (14) Consisting of automobile allowance of $1,061 and medical insurance allowance of $865.


EMPLOYMENT AGREEMENTS

         The Company entered into an employment agreement with Maury S. Friedman, effective November 19, 1993 and expiring in November 1996. The employment agreement provided for an annual base salary of $240,000 and a performance bonus at the discretion of the Board of Directors. Upon Mr. Friedman's resignation as an officer of the Company on March 31, 1996, the agreement was terminated. Effective April 1, 1996, Mr. Friedman serves as a consultant to MGE pursuant to the terms of a consulting agreement dated March 21, 1996. The consulting agreement requires Mr. Friedman to provide consulting services to MGE at the rate of $200 per hour and will continue on a year-to-year basis for a term not to exceed December 31, 1998.

        Pursuant to an employment agreement dated December 22, 1995 with MGE, Mr. Minyard was entitled to receive a monthly base salary of $9,000 and a monthly bonus equal to one percent of pre-tax operating income before corporate charges, commencing January 1996. This agreement also provided for a Company-provided automobile, health insurance, Board-determined discretionary bonus of up to 40% of annual base salary and three-month severance pay upon termination. Mr. Minyard's employment at the Company and MGE was terminated on July 1, 1996 and the agreement is no longer in effect.

        The Company established, effective March 1, 1996, an Executive Separation Pay Plan (the "Separation Pay Plan"), to establish a uniform basis for providing separation allowances to certain executives when their positions are eliminated or when they are terminated for reasons other than for cause. The Separation Pay Plan is administered by the Compensation Committee. The Board of Directors or the Compensation Committee has absolute discretion to designate those executives who are covered by the Separation Pay Plan (a "Covered Employee"). The amount of separation allowance which a Covered Employee is entitled to receive is determined by the Board of Directors and specified as a number of months of the Covered Employee's base salary as of the date of termination of employment. Presently, the following Named Executive Officers are the only executives designated as Covered Employees under the Separation Pay Plan (specified period for separation allowance indicated in parentheses): R. Malcolm Greaves, President and Chief Executive Officer (12 months); Robert A. Smith, Executive Vice President and President-Industrial Products Group (10 months); and Lonnie D. Schnell, Chief Financial Officer and Secretary (8 months).

         With the exception of the employment agreements as described above, the Company has no employment agreements with any of the Named Executive Officers.

STOCK OPTION PLANS

         1989 Incentive Stock Option Plan

         The Haskel International, Inc. 1989 Incentive Stock Option Plan, as amended (the "1989 ISO Plan") is administered by the Compensation Committee. Subject to the terms of the 1989 ISO Plan, the Compensation Committee establishes the terms and conditions applicable to option grants under said Plan. The 1989 ISO Plan has a term of ten years and provides for the sale by the Company of a maximum of 450,000 shares of Class A Common Stock, subject to adjustments to reflect any future change in capitalization of the Company. As of May 31, 1996, there were options granted and outstanding for 70,065 shares at an exercise price of $9.46 per share, 38,086 shares at an exercise price of $7.18 per share, and 110,000 shares at an exercise price of $8.03 per share. There are no further grants being made under this Plan, its having been replaced by the 1995 Incentive Stock Option Plan.

         Nonqualified Stock Option Plan

         The Haskel International, Inc. Stock Option Plan, as amended (the "Nonqualified Plan"), is also administered by the Compensation Committee. The Nonqualified Plan differs from the 1989 ISO Plan in that the 1989 ISO Plan is qualified under the Internal Revenue Code as an Incentive Stock Option plan entitling the optionee to certain income tax benefits, to which the optionee under the Nonqualified Plan is not entitled. Subject to the terms of the Nonqualified Plan, the Compensation Committee establishes the terms and conditions applicable to option grants under said Plan. The Nonqualified Plan has a term of ten years and provides for the sale by the Company of a maximum of 650,000 shares of Class A Common Stock, subject to adjustments to reflect any future change in capitalization of the Company. As of May 31, 1996, there were options granted and outstanding under the Nonqualified Plan for 87,500 shares at an exercise price of $9.46 per share, 215,247 shares at an exercise price of $7.18 per share, 127,667 shares at an exercise price of $7.00 per share, and 24,000 shares at an exercise price of $10.00 per share. There are no further grants being made under this Plan, its having been replaced by the 1995 Incentive Stock Option Plan.


        1995 Incentive Stock Option Plan

         The Haskel International, Inc. 1995 Incentive Stock Option Plan (the "1995 ISO Plan"), which replaced both the 1989 ISO Plan and the Nonqualified Plan, was approved by the shareholders at the 1995 Annual Shareholders Meeting on October 5, 1995. The 1995 ISO Plan permits certain employees of the Company and its subsidiaries who are responsible for the management, growth and protection of the business of the Company or its subsidiaries to be granted the right to purchase shares of Class A Common Stock at the fair market value per share at the date of grant. The 1995 ISO Plan is designed to assist the Company in securing and retaining employees of outstanding ability and to motivate such individuals to exert their best efforts on behalf of the Company. The 1995 ISO Plan is administered by the Stock Option Committee of the Board of Directors, consisting of disinterested directors as that term is defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee selects employees who may purchase shares under the 1995 ISO Plan and establishes, subject to the terms of the 1995 ISO Plan, the terms and conditions applicable to such purchase. In order to purchase shares, an employee is required to enter into a purchase agreement with the Company. The 1995 ISO Plan has a term of ten years and provides for the grant of options to purchase an aggregate of 240,000 shares of Class A Common Stock, plus the number of shares available as a result of presently outstanding options which lapse because of nonexercise under the 1989 ISO Plan and the Nonqualified Plan. That additional number of shares cannot be determined at this time, but cannot exceed the total number of 773,885 shares subject to options which are currently outstanding and unexercised. The number of shares is also subject to adjustments to reflect any future changes in the capitalization of the Company. As of May 31, 1996, there were options granted and outstanding for 104,000 shares at an exercise price of $5.375 per share, 43,000 shares at an exercise price of $6.50 per share, and 5,000 shares at an exercise price of $7.25 per share.

         1995 Formula Stock Option Plan

         The Haskel International, Inc. 1995 Formula Stock Option Plan (the "1995 Formula Plan") was approved by the shareholders at the 1995 Annual Shareholders Meeting on October 5, 1995. The 1995 Formula Plan permits directors, who are not employees of the Company or its subsidiaries ("Outside Directors"), and who have been granted options under said Plan, the right to purchase shares of Class A Common Stock at the fair market value per share at the date of the grant. Because the 1995 Formula Plan operates by its own terms, and there are no discretionary decisions, there is no committee needed to administer the 1995 Formula Plan. The 1995 Formula Plan is designed to assist the Company in attracting and retaining high quality Outside Directors. At present, that group consists of Messrs. Goldberger, Goodson, Malkowicz, Myers, Noonan and Slover. Every new Outside Director, upon becoming a director of the Company, is granted an option to purchase 10,000 shares of Class A Common Stock. Such options vest in equal amounts over five years, with the first installment vesting on the first anniversary of the Outside Director's appointment as director. Additional options are granted to each Outside Director if the Company's performance exceeds certain benchmarks. All options granted under the 1995 Formula Plan become 100% vested in the event of a change in control of the Company. The 1995 Formula Plan provides for the grants of options to purchase an aggregate of 40,000 shares of Class A Common Stock. The number of shares is also subject to adjustments to reflect any future changes in the capitalization of the Company. As of May 31, 1996, there were options granted and outstanding for 10,000 at an exercise price of $6.625 per share. See "PROPOSAL 3 - APPROVAL OF AMENDMENTS TO 1995 FORMULA STOCK OPTION PLAN."


OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information regarding stock options granted to the Named Executive Officers during fiscal 1996:

                        Option Grants in Last Fiscal Year
                        ---------------------------------

                                                                                     Potential Realizable Value
                                                                                              At Assumed Annual
                                                                                           Rates of Stock Price
                                            Individual Grants                      Appreciation For Option Term
                          ------------------------------------------------------   ----------------------------

                           Number of         % of Total
                          Securities          Options
                          Underlying         Granted to   Exercise or
                           Options          Employees in  Base Price  Expiration
Name                      Granted (#)       Fiscal Year   ($/Sh)        Date      0%($)       5%($)          10%($)
- ----                      -----------       ------------  ----------- ----------  -----       -----          ------

R. Malcolm Greaves          43,000           18.9%        $ 6.50        2/27/06    $ 0        $455,275       $724,950

Robert A. Smith             50,000           21.9%        $5.375        2/21/05    $ 0        $437,765       $697,068

James C.  Minyard               --             --             --             --     --              --             --

Maury S. Friedman               --             --             --             --     --              --             --

Edward Malkowicz           100,000(1)        43.9%        $5.375        4/12/05    $ 0        $210,127(1)    $334,593(1)

Lonnie D. Schnell           30,000           13.2%        $5.375        11/7/04    $ 0        $262,659       $418,240


         (1) Pursuant to the terms of the stock option agreement entered into between the Company and Mr. Malkowicz, the option lapsed with respect to 76,000 shares during fiscal 1996. Potential Realizable Values were calculated based on the net 24,000 shares relating to such option.

STOCK OPTION EXERCISES AND OPTIONS OUTSTANDING

         The following table provides certain information regarding outstanding options by the Named Executive Officers at May 31, 1996:

                                    Aggregated Option Exercises in Last Fiscal Year
                                            and Fiscal Year End Option Values
                                    -----------------------------------------------

                             Shares                          Number of Securities                Value of Unexercised
                           Acquired on       Value          Underlying Unexercised                     In-the-Money
Name                      Exercise (#)    Realized ($)     Options at May 31, 1996 (#)          Options at May 31, 1996 ($)
- ----                       -----------  -------------     ---------------------------      --------------------------------

                                                         Exercisable      Unexercisable       Exercisable       Unexercisable
                                                         -----------      -------------       -----------       -------------

R. Malcolm Greaves            --            --            104,267             44,733            $ 4,300            $17,200

Robert A. Smith               --            --             10,000             40,000            $16,250            $65,000

James C. Minyard              --            --             10,000             20,000                 --                 --

Maury S. Friedman             --            --             40,000                 --                 --                 --

Edward Malkowicz              --            --             10,400             25,600            $13,000            $26,000

Lonnie D. Schnell             --            --              6,000             24,000            $ 9,750            $39,000



REPRICING OF OPTIONS

         The following table shows all repricings of options held by any executive officer during the last ten completed fiscal years:



                                                            Ten-Year Option Repricings
                                                            --------------------------
                                                                                                            Length of
                                          Number of                                                           Original
                                         Securities       Market Price         Exercise                    Option Term
                                         Underlying       of Stock at          Price at                     Remaining
                                           Options           Time of           Time of           New        at Date of
                                         Repriced or      Repricing or       Repricing or     Exercise     Repricing or
Name                         Date          Amended         Amendment          Amendment         Price        Amendment
- ----                         ----        -----------      ------------       ------------     --------     ------------

Maury S. Friedman          1/19/95          60,000(1)         $10.13            $7.18(2)       $8.03          6/9/04

- --------------------------

       (1) Pursuant to the terms of the stock option agreement entered into between the Company and Mr. Friedman, the option lapsed with respect to 20,000 shares on March 31, 1996, upon Mr. Friedman's resignation as an officer of the Company, and lapsed with respect to the remaining 40,000 shares on June 3, 1996.

       (2) This option, and all other options granted on June 9, 1994, was at an exercise price of $7.18, subject to adjustment based on the independent appraisal report of the shares owned by the Company's Profit Sharing Plan for the fiscal year ended May 31, 1994. Based on that appraisal, the exercise price of all options granted on June 9, 1994, including Mr. Friedman's option, was adjusted to $8.03.

RETIREMENT PLANS

         Haskel International, Inc. Profit Sharing Plan

         The Haskel International, Inc. Profit Sharing Plan, as amended (the "PSP"), covers all of Haskel International, Inc.'s employees and includes MGE's employees, but not HESL's or its subsidiaries' employees. The purpose of the PSP is to enable participating employees of the Company to share in a portion of the profits and in the growth and prosperity of the Company and to provide them with the opportunity to accumulate capital for their future economic security. Employees are entitled to 100% of their account balances upon death or retirement. Generally, employees whose employment terminates for any reason other than death or retirement are vested after five years of service. However, if the percentage interest in the PSP and other similar plans of certain high-level employees of the Company falls below a prescribed level, employees who commenced participating in the PSP prior to June 1, 1989 become vested according to a schedule that provides for full vesting after fifteen years of service. The PSP is funded solely by the Company; individual contributions through payroll deduction or otherwise are not permitted. The Company contribution is determined annually by the Board of Directors of the Company. The PSP is administered by a four-member administrative committee of employees (the "Administrative Committee") appointed by the Board of Directors. The Board of Directors retains an independent corporate trustee who holds all funds in trust and votes the Company shares held by the PSP as directed by the Administrative Committee.


         HESL Pension Plan

         All of HESL's employees who work at least 16 hours per week, who are at least 21 years of age, and have been with HESL for one year or more are covered by the Haskel Retirement Benefits Plan, a contributory pension plan (the "HESL Pension Plan"). Mr. Greaves is the only executive officer who is currently participating in the HESL Pension Plan. Currently, the pension costs are equivalent to 15% of the individual's pensionable salary (basic annual salary or wages at the HESL Pension Plan anniversary, which is June 1 of each year) and are borne 80% by HESL and 20% by the individual. The pension benefits payable are on a final salary basis, ie. pension benefits accrue at the rate of 1/60th of final pensionable salary for each complete year of service with HESL less deductions to take into account the lower-level earnings and upper-level earnings limits originally set down in SERPS (State Earnings Related Pension Scheme). Pension benefits are subject to an annual cost-of-living increase of not less than 3% nor more than 5%. Three directors of HESL have an enhancement to their pension plan (the "Haskel Discretionary Benefits Scheme"), whereby pension benefits accrue at the rate of 1/40th of pensionable salary but, again, subject to the deductions described in the preceding sentence. The normal retirement age for both men and women is 65 years. The HESL Pension Plan additionally provides for a death-in-service lump sum payment of twice salary (in the case of the three directors' pension enhancement scheme, four times salary) and a spouse's pension of two-thirds the prospective pension at date of death of the employee. The funds are held and invested by Norwich Union on behalf of the trustees of the HESL Pension Plan, and HESL is assisted in its management of the HESL Pension Plan by Sedgwick Noble Lowndes, who are pension advisers. The trustees responsible for the HESL Pension Plan are HESL's secretary, a retired director of HESL, an employee of HESL and a representative of HESL's legal counsel, Dickinson Dees. See Note 8 of Notes to Consolidated Financial Statements.

         The following table sets forth annual pension benefits under the HESL Pension Plan on a straight-life annuity basis for representative years of service as defined in the HESL Pension Plan at an accrual rate of 1/60th of final pensionable salary. Amounts shown assume retirement at age 65 on January 1, 1996. Other than the adjustment described in footnote 2 below, such benefits are not subject to reduction for benefits and other offset amounts. As of May 31, 1996, Mr. Greaves had approximately 7 years of service credited under the HESL Pension Plan.

                            HESL Pension Plan Table
                            -----------------------

               Estimated Annual Retirement Benefit at Age 65 for Indicated Years of Credited Service(2)
               --------------------------------------------------------------------------------------

Final Pensionable Salary(1)        5          10          15          20          25           30            35
- -------------------------      -------      -------     -------     -------     -------     --------      --------
$ 50,000                       $ 4,167      $ 8,333     $12,500     $16,667     $20,833     $ 25,000      $ 29,167
  75,000                         6,250       12,500      18,750      25,000      31,250       37,500        43,750
 100,000                         8,333       16,667      25,000      33,333      41,667       50,000        58,333
 125,000                        10,417       20,833      31,250      41,667      52,083       62,500        72,917
 150,000                        12,500       25,000      37,500      50,000      62,500       75,000        87,500
 200,000                        16,667       33,333      50,000      66,667      83,333      100,000       116,667

- --------------------------

         (1) Calculated based on highest average of three consecutive years' pensionable salaries at June 1 during the 13-year or shorter period prior to retirement.

         (2) Benefits under the HESL Pension Plan are reduced in an amount of 1/100th of the employee's earnings in excess of a lower earnings limit (as of April 6, 1996, such limit was (pound)3,172, subject to annual adjustment), not to exceed an upper earnings limit (as of April 6, 1996, such limit was (pound)23,660, subject to annual increase) times the number of years in service after April 6, 1978.


REPORT OF COMPENSATION COMMITTEE

         The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, bonuses, benefits, and other compensation for executive officers and key employees of the Company. This Compensation Committee report discusses the components of the Company's executive officer compensation policies and programs and describes the bases upon which compensation is determined by the Compensation Committee with respect to the executive officers of the Company, including the Named Executive Officers.

         Compensation Philosophy. The compensation philosophy of the Company is to link directly executive compensation to individual and team contributions, continuous improvements in corporate performance and shareholder value. The Compensation Committee has adopted the following objectives as guidelines for compensation decisions:

                  - Display a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

                  - Be willing to compensate executive officers in recognition of superior individual performance, new responsibilities or new positions within the Company.

                  - Take into account historical levels of executive compensation and the overall competitiveness of the market for high quality executive talent.

                  - Implement a balance between short and long-term compensation to complement the Company's annual and long-term business objectives and strategy and encourage executive performance in furtherance of the fulfillment of those objectives.

                  - Provide variable compensation opportunities based on the performance of the Company, encourage stock ownership by executives and align executive remuneration with the interests of shareholders.

         The Compensation Committee is aware of the Internal Revenue Code $1,000,000 cap on deductions for compensation. While that cap does not have an impact on the Company at present, the Compensation Committee will take appropriate steps to make the Company's compensation policy comply should circumstances warrant in the future.

         Compensation Program Components. The Compensation Committee regularly reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. The particular elements of the compensation program for executive officers are further explained below.

         Base Salary. The Company's base pay levels for executive officers are determined by the particular responsibilities of the position held and the experience of the individual and by comparing the salary scale with companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons.

         Chief Executive Officer's Compensation. The Chief Executive Officer ("CEO") of the Company heads a group of senior management officers who participate in a common set of compensation criteria linked to the performance of the Company. The compensation of the CEO is determined by the Compensation Committee and approved by the Board of Directors based upon its assessment of the Company's financial performance and non-financial performance measured against a background of factors which are critical to the success of the business. The Compensation Committee exercises its judgment in weighting the factors and evaluating performance. The CEO, who currently sits on the Compensation Committee, does not participate in deliberations regarding his own compensation.

         Annual Bonus. The executive bonus program provides for the granting of cash bonuses to the senior managers (including the Named Executive Officers) of the Company. The objective of the bonus is to enhance management's contribution to shareholder value by providing competitive levels of compensation for the attainment of financial objectives. In particular, the executive bonus program focuses corporate behavior on consistent and steady earnings growth by basing performance on a comparison of actual results to the Company's annual budget. Actual bonuses are subject to decrease or increase on the basis of the Company's performance and range up to 55% of base salary for attaining goals. Based on the Company's performance during fiscal year 1996, bonuses were paid to the Named Executive Officers and the majority of the senior management.

         Summary. After its review of all existing programs, the Compensation Committee continues to believe that the total compensation program for executives of the Company is focused on increasing values for shareholders and enhancing corporate performance. The Compensation Committee believes that executive compensation levels of the Company are competitive with the compensation programs provided by other corporations with which the Company competes. The foregoing report has been approved by all members of the Compensation Committee.



                             COMPENSATION COMMITTEE

                             Stanley T. Myers, Chairman
                             Marvin L. Goldberger
                             Terrence A. Noonan
                             R. Malcolm Greaves


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         During fiscal 1996, Marvin Goodson, Edward Malkowicz, Stanley T. Myers, Dr. Marvin Goldberger and R. Malcolm Greaves served as members of the Compensation Committee of the Board of Directors, which determines salaries of the Company's employees. Mr. Goodson served on the Compensation Committee until February 26, 1996, when Mr. Greaves was appointed by the Board of Directors as Mr. Goodson's replacement. Mr. Greaves, President and Chief Executive Officer of the Company, did not participate in deliberations regarding his own compensation. The Company incurred attorneys' fees in the amount of approximately $358,000 in fiscal 1996 in connection with services provided by the firm of Goodson and Wachtel A Professional Corporation. Mr. Goodson is a principal with that law firm.

PERFORMANCE GRAPH

         The following graph compares the Company's cumulative total shareholders return since the Class A Common Stock became publicly traded on November 1, 1994, with the Nasdaq Stock Market (National Market) Index, the Standard & Poor's 500 Index and with a peer group comprised of companies which manufacture high-pressure equipment and with which the Company generally competes. The peer group is comprised of the following companies: Duriron Co. Inc., Flow International Corp., IDEX Corp., Oilgear Co. and Watts Industries Inc. The graph and table assume that $100 was invested on November 1, 1994 in the Company's Class A Common Stock, at the initial public offering price of $10.00 per share, and in each of the indexes mentioned above, and that all dividends were reinvested.


                        [TOTAL SHAREHOLDER RETURN GRAPH]

                                   PROPOSAL 2

            APPROVAL OF AMENDMENTS TO 1995 FORMULA STOCK OPTION PLAN

         On October 5, 1995, at the 1995 Annual Meeting of Shareholders, the shareholders approved the 1995 Formula Stock Option Plan (the "1995 Formula Plan"), for options to be granted to the Company's outside directors.

         The Board of Directors has determined that certain amendments to the 1995 Formula Plan are advisable and in the best interest of the Company and its directors. The Board of Directors unanimously approved these amendments on September 12, 1996 and directed that they be submitted for shareholder consideration and approval at the Annual Meeting.

         The following discussion summarizes the principal features of the 1995 Formula Plan and the proposed amendments thereto. This discussion does not purport to be complete and is qualified in its entirety by reference to the 1995 Formula Plan, a copy of which is available to any shareholder upon request of the Company, addressed to the attention of the Corporate Secretary.

         The 1995 Formula Plan provides for the grants of options to purchase an aggregate of 40,000 shares of Class A Common Stock. The 1995 Formula Plan provides for appropriate adjustment of shares available under the 1995 Formula Plan in the event of any change in the number of outstanding shares of Common Stock of the Company resulting from reorganizations, recapitalizations, reclassifications, stock dividends, stock splits or other similar events. Only directors who are not employees of the Company or its subsidiaries ("Outside Directors") are eligible to be granted options under the 1995 Formula Plan. At present, that group consists of six persons, Messrs. Goldberger, Goodson, Malkowicz, Myers, Noonan and Slover.

         Because the 1995 Formula Plan operates by its own terms, as described below, and there are no discretionary decisions, there is no committee which administers the 1995 Formula Plan. The 1995 Formula Plan became effective on October 5, 1996, following approval by the shareholders of the Company (the "Effective Date"). Options will be granted at any time on or after the Effective Date, and prior to termination of the 1995 Formula Plan.

         Every new Outside Director, upon becoming a director of the Company, is granted an option for 10,000 shares of Class A Common Stock. Such option vests in equal amounts over five years, with the first installment vesting on the first anniversary of the Outside Director's becoming a director of the Company.

         Additional options will be granted to each Outside Director if the Company's performance exceeds certain benchmarks. At the end of each fiscal year following the fiscal year in which an Outside Director becomes a director of the Company (and including the current fiscal year for all presently serving Outside Directors), options shall be granted to each Outside Director on the following terms and conditions:

         (i) if the Company's return on investment for the fiscal year is less than 10%, no options shall be granted;

         (ii) if the Company's return on investment for the fiscal year is at least 10% but less than 13%, options for 1,000 shares of Class A Common Stock shall be granted; or

         (iii) if the Company's return on investment for the fiscal year is 13% or greater, options for 3,000 shares of Class A Common Stock shall be granted.

         The proposed amendments to the 1995 Formula Plan clarify the formula to be used to calculate the return on investment and the date on which the grant of options based on Company performance, if any, will be made.

         For purposes of such calculation, "return on investment" shall mean shareholder return on equity on an after-tax basis, expressed as follows:


         Return on Investment   =                             Net Income
                                             ---------------------------------------------
                                             Shareholders' Equity at Beginning of the Year

         Under the above formula, for the year ended May 31, 1996, Return on Investment equalled 8.2% and no options based on Company performance will be granted to any of the Outside Directors.

         Performance-based options vest in equal portions over five years, based on the number of years the Outside Director has served as a director of the Company, commencing with the date such person first became a director of the Company.

         All options granted under the 1995 Formula Plan become 100% vested in the event of a change of control of the Company.

         The exercise price of each option granted under the 1995 Formula Plan is 100% of the fair market value per share of the Class A Common Stock on the date the option is granted. A proposed amendment to the 1995 Formula Plan provides that in respect of performance-based option grants, the date such option is granted shall be deemed to be August 31, or, if that is not a trading day on The Nasdaq Stock Market, the last trading day preceding August 31. All options granted pursuant to the 1995 Formula Plan expire ten years from their grant date.

         If a person ceases to serve as a director of the Company or dies while serving as a director, the options granted under the 1995 Formula Plan must be exercised within five years of the date such directorship ceases. No option is transferable by the optionee other than by will or the laws of descent and distribution, and no option may be granted after ten years from the Effective Date of the 1995 Formula Plan.

         The consideration to be received by the Company upon exercise of options is to be paid (i) in cash, (ii) in previously owned shares of Class A Common Stock (which the optionee has held at least six months prior to delivery of such shares and for which the optionee has good title free and clear of all liens and encumbrances) having a fair market value determined as of the date of exercise, (iii) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (iv) a combination of (i) and (ii), and by executing such documents as the Company may reasonably request. No shares of Class A Common Stock shall be delivered until the full purchase price therefor has been paid.

         The 1995 Formula Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, or the rules thereunder, and subject to any requirement of shareholder approval required by applicable law, including Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"); provided, however, that no amendment shall be made without shareholder approval if such amendment would (a) increase the maximum number of shares of Class A Common Stock available under the 1995 Formula Plan, (b) reduce the minimum purchase price per share of Class A Common Stock subject to an option, or (c) extend the term of the 1995 Formula Plan or the maximum period during which an option may be exercised; provided, further, that the 1995 Formula Plan shall not be amended in a manner which fails to comply with Rule 16b-3(c)(2)(ii)(B) under the Exchange Act. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder.

         Under current federal income tax law, the granting of a nonqualified stock option has no tax effect on the Company or the optionee to whom it is granted. The exercise of a stock option granted under the 1995 Formula Plan will result in ordinary income to the optionee equal to the excess of the fair market value of the shares at the time of exercise over the option price. The Company will, at the time of recognition of ordinary income by the optionee upon exercise, take a deduction for federal income tax purposes in an amount equal to such recognized income.

         A majority of the shares entitled to vote represented at the meeting, shares of Class A and Class B Common Stock voting together, is necessary for approval of the proposed amendments to the 1995 Formula Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.



                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors recommends that shareholders vote for the approval of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year. Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended May 31, 1996. Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

         A majority vote of the shares entitled to vote represented at the meeting, shares of Class A and Class B Common Stock voting together, is necessary for approval.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.



                                 OTHER BUSINESS

         The Company does not know of any other business to be presented to the Annual Meeting and does not intend to bring any other matters before such meeting. If any other matters properly do come before the Annual Meeting, however, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.



                SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

         If a shareholder wishes to present a proposal at the next Annual Meeting of Shareholders, such a proposal must be received by the Company at its principal executive offices prior to May 22, 1997.

                       AVAILABILITY OF REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K for fiscal year 1996 as filed with the Securities and Exchange Commission is available upon written request and without charge to any shareholder by writing to: Haskel International, Inc., 100 East Graham Place, Burbank, CA 91502, Attn: Lonnie D. Schnell, Secretary.



                                        By Order of the Board of Directors,

                                        /s/ Lonnie D. Schnell

                                        Lonnie D. Schnell
                                        Secretary


Burbank, California
September 19, 1996






         PLEASE VOTE PROMPTLY, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. AT ANY TIME BEFORE A VOTE YOU MAY REVOKE YOUR PROXY BY (1) A LATER PROXY OR A WRITTEN NOTICE OF REVOCATION DELIVERED TO THE INSPECTOR OF ELECTIONS OR (2) ADVISING THE INSPECTOR OF ELECTIONS AT THE MEETING THAT YOU ELECT TO VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

                                      PROXY
                              CLASS A COMMON STOCK
                           HASKEL INTERNATIONAL, INC.
                              100 East Graham Place
                            Burbank, California 91502
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

   The undersigned hereby appoints Edward Malkowicz, R. Malcolm Greaves and Marvin Goodson, or any of them, with full power of substitution, as proxies, to appear and vote, as designated on the reverse side of this proxy card, all shares of Class A Common Stock of Haskel International, Inc. which the undersigned would be entitled to vote if then personally present, at the 1996 Annual Meeting of Shareholders to be held on Monday, October 21, 1996, at 10:00 a.m. (local time), upon such business as may properly come before the meeting and any adjournments thereof.

   This proxy may be revoked prior to the exercise of the powers conferred by the proxy.

                           (Continued on reverse side)


                                                                     SEE REVERSE
                                                                        SIDE

/x/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.


The Board of Directors recommends a vote FOR all of the Class A nominees named below and FOR Proposals 2 and 3.




                            WITHHOLD AUTHORITY     NOMINEES:R. Malcolm Greaves
                FOR      to vote for all nominees           Edward Malkowicz
1.ELECTION OF                                               Marvin L. Goldberger
  DIRECTORS    /  /               /  /

(INSTRUCTION: To withhold authority to vote FOR any individual nominee, strike a line through the nominee's name in the list above).

                                       FOR            AGAINST          ABSTAIN
2. Approval of Amendments to 1995
   Formula Stock Option Plan.          /  /            /  /              /  /

3. Ratification of Appointment of
   Deloitte & Touche LLP as
   Independent Auditors.              /  /            /  /              /  /

This proxy, when properly executed, will be voted in the manner specified by the undersigned. Except as otherwise specified, this proxy will be voted FOR the election as directors of all Class A nominees named above, FOR approval of the amendments to the 1995 Formula Stock Option Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors.

PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


Signature __________________________ Dated:_________, 1996 Signature, if held jointly___________________Dated:________, 1996

Please sign name exactly as it appears hereon. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.